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                                  EXHIBIT 23.1

                          CONSENT OF BDO DUNWOODY LLP

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FetchOmatic Global Internet Inc.
370-444 Victoria Street
Prince George, BC
V2L 2J7

Dear Sirs:

     We hereby consent to the use in the Prospectus constituting a part of this SB-2 Registration Statement of our report dated December 3, 1999, relating to the financial statements of FetchOmatic.com Online Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          Yours truly,

                                          /s/ BDO DUNWOODY LLP
                                          Chartered Accountants

Vancouver, Canada
June 30, 2000